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                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 21, 2000 on the consolidated financial statements of Western Holdings Bancorp and Subsidiary as of December 31, 1999 and for the year then ended included in Heritage Commerce Corp's 2000 Form 10-K and to all references to our firm included in this registration statement.

/s/ Arthur Andersen LLP

San Francisco, California
July 23, 2001